UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2022

ZOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Suite 125, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (734) 369-2555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On August 23, 2022 the Board of Directors (the “Board”) of Zomedica Corp. (the “Company”) increased the size of our Board from six to seven members and appointed Dr. Pamela Nichols, DVM to fill the newly created vacancy on the Board.

Dr. Nichols is the immediate past President of the American Animal Hospital Association, having served for the past 8 years on the Board of Directors. Since 1999 she has built and grown multiple successful veterinary hospitals and dog boarding/daycare facilities. The newest hospital is Animal Care Daybreak in South Jordan, Utah, which opened in November of 2019; the newest dog daycare, the Idaho Dog Park opened earlier that same year in Boise. Dr. Nichols owned the Animal Care Center in Utah from 1999-2019 and the Utah Dog park from 2007-2019. She earned her doctorate in veterinary medicine at Colorado State University in 1996 and became one of the first certified rehabilitation professionals in 2004. She is a certified professional coach, focusing on leadership and development of business owners. Dr. Nichols is fluent in Spanish, conversant in Italian and is learning to speak French. She is an instrument rated, commercial pilot and part time flight instructor for Cornerstone Aviation. Dr. Nichols will serve as a member of the Audit Committee and Compensation Committee of the Company. In connection with Dr. Nichols’ appointment to the Board and these committees, the Board has determined that Dr. Nichols satisfies the definition of “independent director” and the heightened independence standards for service on the Board's Audit and Compensation Committees under the NYSE American listing standards and rules promulgated by the Securities and Exchange Commission.

Dr. Nichols will stand for election at the Company’s next annual meeting of shareholders in 2023, and will participate in the Company’s standard outside director compensation policy as outlined on page 19 of our proxy statement dated April 28, 2022. Further, Dr. Nichols will be granted stock options exercisable into 800,000 common shares of the Company, which will vest over four years and remain exercisable for a period of 10 years.

The Company issued a press release announcing the appointment of Dr. Nichols to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated here by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Zomedica Corp dated August 23, 2022, announcing appointment of two directors to the Board.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zomedica Corp.

	By:	/s/Ann Marie Cotter
Charles E. Christmas
Ann Marie Cotter, Chief
Date: August 24, 2022		Financial Officer

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